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                                                                   EXHIBIT 23(c)

                          CONSENT OF DIRECTOR NOMINEE

     The undersigned hereby acknowledges that he will be nominated for election as a director of Metatec Corporation, a Florida corporation (the "Company"), at the Company's annual meeting of shareholders scheduled for April 27, 1995. The undersigned hereby consents to being named as a director nominee in the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission, including the Prospectus which is part of such Registration Statement, and any or all amendments (including post-effective amendments) to such Registration Statement.

April 20, 1995                                   /s/ James V. Pickett
                                           -------------------------------------
                                                     JAMES V. PICKETT

                          CONSENT OF DIRECTOR NOMINEE

     The undersigned hereby acknowledges that he will be nominated for election as a director of Metatec Corporation, a Florida corporation (the "Company"), at the Company's annual meeting of shareholders scheduled for April 27, 1995. The undersigned hereby consents to being named as a director nominee in the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission, including the Prospectus which is part of such Registration Statement, and any or all amendments (including post-effective amendments) to such Registration Statement.

April 20, 1995                                   /s/ Gregory T. Tillar
                                           -------------------------------------
                                                     GREGORY T. TILLAR